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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-20479

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 3, 1997)


                               15,129,183 SHARES

                             CHECKFREE CORPORATION

                                  COMMON STOCK

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     On February 5, 1997, Intuit Inc. ("Intuit") sold 2,000,000 shares of common stock, $.01 par value (the "Common Stock"), of Checkfree Corporation (the "Company"). The 2,000,000 shares of Common Stock were sold by Intuit to Furman Selz at $14.625 per share. No commissions or other compensation was paid by Intuit in connection with such sale. Immediately following the sale described above, Intuit beneficially owned 10,600,000 shares of Common Stock (representing approximately 19.5% of the Company's total shares outstanding as of the date of this Prospectus Supplement).

     On February 5, 1997, the closing price per share of the Common Stock on the Nasdaq National Market was $14.625.

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6 OF THE PROSPECTUS.


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    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


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         The date of this Prospectus Supplement is February 5, 1997.